Exhibit 99.1

Riot Blockchain Releases 2018 Financial Results and Provides Business Update
Company Generates $7.7 Million in Revenue on the Production of 1,081 Bitcoins and 3,023 Litecoins
CASTLE ROCK, CO / ACCESSWIRE / April 2, 2018 / Riot Blockchain, Inc. (NASDAQ: RIOT) ("the Company") announced the filing of its 2018 Annual Report on Form 10-K, which can be viewed on the Company's website or at SEC.gov.
Highlights extracted from the December 31, 2018 annual consolidated financial statements (all amounts as of, or for the year ended, December 31, 2018):
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Generated approximately $7.7 million in revenue on the production of 1,081 Bitcoins (including Bitcoin Cash as converted) and 3,023 Litecoins for the year. The Company established steady-state mining of cryptocurrencies at our approximately 8,000-miner facility in Oklahoma City commencing in June, 2018

•	Positive gross margin of 33% before depreciation, amortization and impairment, despite a decline in the average price of Bitcoin throughout the year
•	Cash and digital currencies totaled $1.6 million
•	No long-term debt
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Net loss attributable to Riot Blockchain of approximately $58 million. The net loss was largely attributable to the noncash aggregate impairments, depreciation, amortization, and stock-based compensation expenses of approximately $45.2 million.

•	13,403,846 weighted average number of common shares outstanding
Business update and highlights:
•	Riot's fully-owned hashing power was approximately 101 Petahash as of December 31, 2018; which ranks the company among the largest publicly-listed miners of Bitcoin
•	Riot maintains ownership of approximately 12.1% of goNumerical Ltd (dba "Coinsquare"). Coinsquare is a leading cryptocurrency exchange in Canada.
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The Company continues development progress with RiotX, its planned cryptocurrency exchange and the Company has partnered with partners Shift Markets, Ltd. and Synapse Financial Technologies, Inc. in the establishment of the exchange

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The previously disclosed Securities and Exchange Commission investigation associated with the subpoena received by the Company in April 2018 is still ongoing, and the Company has been cooperating with the SEC in that investigation.

•	In January 2019, the Company announced that it had secured $3 million in bridge financing with a syndicate of lenders.

About Riot Blockchain
Riot Blockchain is focused on building, operating, and supporting blockchain technologies. Its primary operations consist of cryptocurrency mining, targeted development of a cryptocurrency exchange, and the identification and support of innovations within the sector. For more information, visit http://www.RiotBlockchain.com/.
Investor Notice
Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks, uncertainties and forward-looking statements described under "Risk Factors" in Item 1A of our most recent Form 10-K for the fiscal year ended December 31, 2018 filed with the Securities and Exchange Commission (the "SEC") on April 2, 2018, amendments thereto, and in periodic reports we file with the SEC in the future. If any of these risks were to occur, our business, financial condition or results of operations would likely suffer. In that event, the value of our securities could decline, and you could lose part or all of your investment. The risks and uncertainties we describe are not the only ones facing us.
Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. In addition, our past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results in the future. See "Safe Harbor" below.
Safe Harbor
The information provided in this press release may include forward-looking statements relating to future events or the future financial performance of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "anticipates," "plans," "expects," "intends," "will," "potential," "hope" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon current expectations of the Company and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Detailed information regarding factors that may cause actual results to differ materially from the results expressed or implied by statements in this press release relating to the Company may be found in the Company's periodic filings with the Securities and Exchange Commission, including the factors described in the sections entitled "Risk Factors," copies of which may be obtained from the SEC's website at www.sec.gov. The Company does not undertake any obligation to update forward-looking statements contained in this press release.
CONTACT:
Media Contact:
PR@RiotBlockchain.com
Investor Contact:
IR@RiotBlockchain.com
SOURCE: Riot Blockchain, Inc.